Exhibit 1.01
Novatel Wireless, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2015
This report, for the year ended December 31, 2015, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Conflict Minerals Rule” or “CMR”). The CMR was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The CMR imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. “Conflict Minerals” are defined as cassiterite, columbite- tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict.
If a registrant can establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo (“DRC”) or certain adjoining countries (the “Covered Countries”) or from recycled or scrap sources, it must submit a Form SD which describes the reasonable country of origin inquiry completed by the registrant.
If a registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in any of the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the registrant must exercise due diligence on the Conflict Minerals’ source and chain of custody. The registrant must annually submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.
We have not been able to definitively conclude that our supply chain is “conflict-free” because we have been unable to determine the origin of all of the 3TG used in our products, notwithstanding a good faith reasonable country of origin inquiry.
1. Company Overview
This report has been prepared by management of Novatel Wireless, Inc. (herein referred to as “Novatel Wireless” the “Company,” “we,” “us,” or “our”). The information includes the activities of Novatel Wireless and its wholly owned subsidiaries.
Novatel Wireless is a leader in the design and development of intelligent wireless solutions based on 2G, 3G and 4G technologies. The Company delivers specialized wireless solutions to carriers, distributors, retailers, OEMs and vertical markets worldwide. Novatel Wireless’ intelligent mobile hotspot products, software, USB modems, embedded modules and smart M2M solutions provide innovative anywhere, anytime communications solutions for consumers and enterprises.
With the Company’s extensive experience across wireless air-interfaces, hardware and software platforms, Novatel Wireless is focused on providing its partners with commercially ready high-value solutions with industry-leading reliability, performance and user-experience.
2. Products Overview
We are a provider of intelligent wireless solutions for the worldwide mobile communications market. Our broad range of products principally includes intelligent mobile hotspots, USB modems, embedded modules for machine-to-machine (M2M) and mobile computing OEMs, integrated asset-management M2M devices, and communications and applications software.
Our products currently operate on every major cellular wireless technology platform. Our mobile hotspots, embedded modules, and modems provide subscribers with secure and convenient high-speed access to corporate, public and personal information through the Internet and enterprise networks. Our M2M products enable devices to communicate with each other and with server or cloud-based application infrastructure. Our M2M products and solutions include our M2M embedded modules, integrated M2M communications devices and our service delivery platform, the N4A™ Device Manager and N4A™ Communication and Management Software, that provides easy device management and service enablement.
3. Reasonable Country of Origin Inquiry (RCOI) and RCOI conclusion:
We conducted an analysis of our products and found that the above SEC defined “Conflict Minerals”, which are tin, tantalum, tungsten, and gold (3TG), can be found in Novatel Wireless products. Therefore, Novatel Wireless products are subject to the reporting obligations of Rule 13p-1.
Despite having conducted a good faith reasonable country of origin inquiry, we could not confirm the origin of some of the 3TG used in our products.

Due to the breadth and complexity of Novatel Wireless’ products and respective supply chain, it will take time for many of our suppliers to verify the origin of all of the minerals. Using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard CFSI/CFS (Conflict Free Sourcing Initiatives/Conflict Free Smelter) program, and continuing our outreach efforts we hope to further develop transparency into our supply chain.
4. Conflict Minerals Status Analysis and Conflict Status conclusion:
We have not been able to definitively conclude that our supply chain is “conflict-free” because we have been unable to determine the origin of all of the 3TG used in our products notwithstanding a good faith reasonable country of origin inquiry.
5. Conflict Minerals Policy
We have adopted the following Conflict Minerals policy:
Novatel Wireless wants to make sure that our supply chain does not contribute to human rights violations in any country and we expect our suppliers, wherever they operate, to meet standards for socially and environmentally responsible operations.
The DRC and the Covered Countries are the source of many of the minerals necessary to produce consumer electronics, such as tin, tantalum, tungsten and gold (3TG).
These valuable raw materials have contributed to the tragic ongoing conflict in the DRC’s Eastern region.
It is the Company’s goal to use DRC Conflict Free minerals (as defined in the Rule) in our products, but at the same time support the DRC and the Covered Countries through responsible sourcing. We want to ensure that our suppliers are taking the necessary measures to verify that their supply chain at every level is free of Conflict Minerals by driving accountability, 3TG traceability and responsible sourcing.
The policy is posted on our website at www.novatelwireless.com/about/corporate-citizenship/sustainability.
6. Due Diligence Process
6.1. Design of Due Diligence
Our due diligence measures have been designed to conform, in all material respects, with the framework in the 2nd edition of The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”).
6.2. Management Systems
As described above, Novatel Wireless has adopted a company policy which is posted on our website at www.novatelwireless.com/about/corporate-citizenship/sustainability.
Novatel Wireless is committed to having a supply chain free of Conflict Minerals and this commitment has been communicated to our suppliers through the reasonable country of origin inquiry (RCOI) process. We have included a Conflict Minerals review as part of our new supplier selection process.
We encourage our supply chain to use 3TG from smelters that have been audited and verified as conflict free by the Conflict Free Smelter (CFS)1 program as they become available.
6.3. Internal Team
Novatel Wireless has an internal team lead by the Vice President of Operations supporting the Conflict Minerals compliance procedure. This procedure describes the support that the different Company departments provide in order to generate and maintain the information needed to achieve the Company’s compliance with the Dodd-Frank Section 1502.

[1]	Conflict Free Smelter Program http://www.conflictfreesourcing.org/conflict-free-smelter-program/

6.4. Supplier Engagement
With respect to the OECD requirement to strengthen engagement with suppliers, we have contacted all relevant suppliers and asked them to complete the Conflict Minerals Reporting Template (the “Template”) developed by the Electronics Industry Citizenship Coalition EICC and the Global e-sustainability initiative GeSI and maintained by the Conflict-Free Sourcing Initiative (CFSI), and are in the process of following up with all suppliers who failed to respond or who provided inadequate or questionable responses.
6.5. Maintain records
Novatel Wireless will be retaining relevant documentation for a minimum of 5 years, in accordance with the OECD due diligence recommendations.
6.6. Steps to be taken to mitigate risk and maturing due diligence program
As we move forward in further refining our due diligence program, we intend to take the following steps to continue to mitigate any possible risk that the necessary Conflict Minerals in our products could benefit armed groups in the DRC or adjoining countries:

•	Enhance supplier communication, training and escalation process to improve due diligence data accuracy and completion.

•	Continue to influence our supply chain to encourage the smelters they use to obtain CFS status, where possible.

•	Include a review of our Conflict Minerals program and policy when engaging with new suppliers.
7. Identify and Assess Risk in the Supply Chain
Because of our size, the breadth and complexity of our products, and the constant evolution of our supply chain, it is difficult to identify those sources upstream from our direct suppliers.
We have identified 159 suppliers for our products manufactured during the reporting year 2015. Of these 159 suppliers, we received 152 responses to our request for information on the Template. We have relied on these suppliers’ responses to provide us with information about the source of conflict minerals contained in our products. Our direct suppliers are similarly reliant upon information provided by their suppliers. We reviewed these responses against criteria we developed to determine which we believed required further inquiry. These criteria included incomplete responses, inconsistencies within responses, incomplete or missing supporting documentation of mineral origin, and responses that failed to identify smelters.
8. Design and Implement a Strategy to Respond to Risks
Novatel Wireless will encourage our suppliers who are sourcing from non-Conflict Free smelters in their efforts to move towards using Conflict Free smelters within a reasonable time frame. The time frame will be dependent on the criticality of the specific part and the availability of alternative suppliers.
9. Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
Novatel Wireless does not have a direct relationship with 3TG smelters and refiners, nor do we perform direct audits of these entities that provide our supply chain the 3TG. However, we do rely upon the industry-wide initiatives to influence smelters and refineries to get audited and certified through CFSI’s CFS program.
10. Report on Supply Chain Due Diligence and Results
10.1. Due Diligence Process
We conducted a survey of our active suppliers described above using the Template developed jointly by the companies of Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on CFSI’s website. The Template is being widely adopted by many companies in their due diligence processes related to conflict minerals.

10.2. Survey Responses
We have identified 159 suppliers for our products manufactured during the reporting year 2015 that were within the scope of RCOI. Of these 159 suppliers, we received 152 responses to our request for information on the Template. We have relied on these supplier’s responses to provide us with information about the source of conflict minerals contained in our products. Our suppliers are similarly reliant upon information provided by their suppliers. We reviewed these responses against criteria we developed to determine which we believed required further inquiry. These criteria included incomplete responses, inconsistencies within responses, incomplete or missing supporting documentation of mineral origin, and responses that failed to identify smelters.
10.3. Efforts to Determine Country of Origin of Mine or 3TG
Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. By adopting methodology outlined by the CFSI’s joint industry programs and outreach initiatives and requirement that our suppliers conform with the same standards that meets the OECD guidelines, and report to us using the Template, we have determined that the smelters and refiners we gathered from our supply chain shall represent the most reasonable known mine of origin information available. Through this industry joint effort, we made reasonable determination of the mines or locations of origin of the 3TG in our supply chain. Novatel Wireless also requested that all of our suppliers support the initiative by following the sourcing initiative and working to align their declared sources with the “Known” and “Conflict Free” lists of sourced metals.
10.4. Smelters or Refiners Identified
At Novatel Wireless, we adopted the CFSI’s industry approach and traced back the origin of 3TG by identifying smelters, refineries or recyclers supplier sources. Novatel Wireless leveraged CFSI and its CFS program to trace the mine of origin of the 3TG to its ore level. The CFS program audits smelters and refineries to ensure that all certified smelters and refineries only use the ores that are conflict free from the DRC and covered countries.
As the result of our due diligence efforts, we have gathered 329 smelters and refineries names from our supply chain. Among these 329 smelters and refineries, 303 are compliant with the Conflict-Free Smelter Program or are active and have committed to undergo a CFSP audit or are participating in one of the cross-recognized certification programs. We were unable to determine the origin of 3TG metals processed by the 26 smelters that had not undergone a third-party audit as of April 30, 2016. Many of our suppliers reported smelter information at the company level rather than limiting their response to smelters affiliated with products sold to Novatel Wireless. As a result, some smelters reported may not be affiliated with our products.
Currently identified smelters and refineries known by CFSI and country of origin identified by Novatel Wireless’ supply chain are set forth below:

Metal	Smelter Name	Country
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Metal	Smelter Name	Country
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	Avon Specialty Metals Ltd.	UNITED KINGDOM
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA

Metal	Smelter Name	Country
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Melt Metais e Ligas S.A.	BRAZIL

Metal	Smelter Name	Country
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	CV Ayi Jaya	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Elmet S.L.U.	SPAIN
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	PT Bangka Prima Tin	INDONESIA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	Caridad	MEXICO
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Dowa	JAPAN
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Heimerle + Meule GmbH	GERMANY

Metal	Smelter Name	Country
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Metal	Smelter Name	Country

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Bauer Walser AG	GERMANY
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DODUCO GmbH	GERMANY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	KGHM Polska Miedz Spólka Akcyjna	POLAND
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN

Metal	Smelter Name	Country
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Advanced Chemical Company	UNITED STATES
Gold	T.C.A S.p.A	ITALY
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Geib Refining Corporation	UNITED STATES
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Metal	Smelter Name	Country
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION